UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2019
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	3

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2019, The E.W. Scripps Company, through its wholly-owned subsidiaries, Scripps Media, Inc. and Scripps Broadcasting Holdings, LLC, signed a definitive agreement with Nexstar Media Group, Inc. ("Nexstar") to acquire eight broadcast television stations from the Nexstar transaction with Tribune Media Company ("Tribune"). The purchase price for the transaction totals $580 million. The transaction, pending regulatory and other approvals, is expected to close at the same time as the Nexstar-Tribune merger. A copy of the agreement is filed herewith as Exhibit 2.1.

Copies of the press release and investor presentation related to the acquisition are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

2.1	Asset Purchase Agreement by and among Nexstar Media Group, Inc., Scripps Media, Inc. and Scripps Broadcasting Holdings, LLC dated as of March 20, 2019
99.1	Press release dated March 20, 2019
99.2	Scripps Acquisitions in the Nexstar-Tribune Divestitures: Investor Presentation dated March 20, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Senior Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: March 22, 2019

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